UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (September 21, 2009)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices) (Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Bankruptcy

As previously disclosed, on May 1, 2009, Energy Partners, Ltd. (the “Company”, “we”, “our”, “us”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (In re: Energy Partners, Ltd., et. al., Case No. 09-32957) for reorganization (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). On September 16, 2009, the Debtors filed their second amended joint plan of reorganization, as modified as of September 16, 2009 (the “Plan”), with the Bankruptcy Court. On September 17, 2009, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. On September 21, 2009 (the “Effective Date”), the Debtors consummated the transactions contemplated by the Plan. A copy of the press release announcing the Debtors’ emergence from Chapter 11 is filed as Exhibit 99.1 hereto.

Exit Facility

On September 21, 2009, the Company entered into a Credit Agreement (the “Credit Agreement”) with General Electric Capital Corporation, as administrative agent (the “Agent”), and the financial institutions party thereto as lenders (the “Lenders”).

The Credit Agreement provides a senior secured credit facility consisting of (a) a one-year, $25 million term loan and (b) a three-year revolving credit facility that may be used for revolving credit loans and letters of credit from time to time up to a maximum principal amount of $125 million, subject to the limitations described below in this paragraph. The maximum amount of letters of credit that may be outstanding at any one time is $20 million and the amount available under the revolving credit facility is limited by the borrowing base. The initial borrowing base at closing is $70 million, inclusive of the $25 million term loan. The borrowing base will be redetermined semi-annually based on the proved reserves of the oil and natural gas properties that serve as collateral for this credit facility. Upon any repayment of the term loan, the borrowing base will be reduced by the principal amount of such repayment.

The Credit Agreement permits both base rate based borrowings and LIBOR borrowings, in each case plus a floating spread. The spread will float up or down based on the Company’s utilization under the credit facilities (the “Utilization Level”). The spread can range from 3.00% to 3.50% for base rate borrowings and 4.00% to 4.50% for LIBOR borrowings. The Credit Agreement includes a LIBOR floor of 2.00%. The Company will incur a commitment fee on the unused portion of the borrowing base at a rate ranging from 0.75% to 1.00% based upon the Utilization Level.

The term loan must be repaid in principal installments of $2,083,333.33 each month with any remaining principal balance due on September 21, 2010. The revolving credit facility matures on September 21, 2012. With respect to base rate borrowings, accrued interest must be paid on the last day of each fiscal quarter and, with respect to LIBOR borrowings, accrued interest must be paid on (a) the last day of any applicable interest period and (b) if an interest period is six months in length, on the date that is approximately three months after such interest period begins.

The Company’s obligations under the Credit Agreement and under hedging contracts with Lenders or their affiliates (collectively, the “Senior Obligations”) are (a) guaranteed by the Company’s material subsidiaries (the “Guarantors” and, collectively with the Company, the “Loan Parties”) and (b) secured by (i) substantially all of the personal property assets of the Loan Parties and (ii) the oil and gas properties of the Loan Parties to which ninety percent (90%) of the present value of the proved reserves of the Loan Parties is attributable (the collateral described in the preceding clauses (i) and (ii), collectively, the “Collateral”).

The Credit Agreement imposes customary negative covenants on the Company and its subsidiaries and contains customary events of default. In addition, the Company and its consolidated subsidiaries must maintain (a) a current ratio (as described in the Credit Agreement) of 1.0 to 1.0, (b) an interest coverage ratio (as described in the Credit Agreement) of at least 2.50 to 1.0, (c) a leverage ratio (as described in the Credit Agreement) less than or equal to 1.50 to 1.0, and (d) a certain coverage ratio with respect to plugging and abandonment obligations. The Company is also required to maintain a commodities hedging program that is in compliance with the requirements set forth in the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated thereby. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Noteholder Indenture

On September 21, 2009, the Company issued 20% Senior Subordinated Secured PIK Notes due 2014 in an aggregate principal amount of $61,112,000 (the “Notes”) to certain Purchasers (defined below) thereof pursuant to (a) an Indenture (the “Indenture”) dated September 21, 2009 among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), and (b) a Purchase Agreement (the “Note Purchase Agreement”) dated September 21, 2009 among the Company, the Guarantors and the purchasers named therein (the “Purchasers”). As a result of an original issue discount required by the Purchasers, the Company received approximately $55 million of net proceeds at closing from the issuance of the Notes.

Until the first interest payment date that occurs 91 days after the repayment in full of all First Priority Secured Obligations (as defined in the Indenture) and the termination of the Lenders’ commitments under the Credit Agreement (the “Senior Credit Facility Termination Date”), interest on the Notes will be payable in-kind semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2010. Thereafter, interest will be payable quarterly in cash in arrears on January 1, April 1, July 1 and October 1 of each year. The Notes mature on September 21, 2014 and all accrued but unpaid interest and the outstanding principal balance of the Notes shall be payable on such date. The Company may redeem all or part of the Notes upon not less than 10 nor more than 60 days’ notice to each holder of the Notes to be redeemed, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the date of redemption.

The Company’s obligations evidenced by the Notes are (a) subordinated in right of payment to the Senior Obligations, (b) guaranteed by the Guarantors and (c) (i) prior to the Senior Credit Facility Termination Date, secured by the Collateral or (ii) from and after the Senior Credit Facility Termination Date, secured by the Collateral plus certain additional real property collateral as may be required under the Indenture. The security interests granted to the Trustee, as collateral agent, for the benefit of the holders of the Notes are subordinated to those granted in favor of the Agent for the benefit of the lenders pursuant to a Subordination Agreement among the Company, the Guarantors, the Agent and the Trustee.

The Indenture imposes customary negative covenants on the Company and its subsidiaries (which covenants are based on such covenants as contained in the Credit Agreement, except that there are no financial performance covenants contained in the Indenture) and contains customary events of default.

The foregoing descriptions of the Indenture and the Note Purchase Agreement do not purport to be a complete statement of the parties’ rights and obligations under the Indenture and the Note Purchase Agreement and the transactions contemplated thereby. The foregoing descriptions of the Indenture and the Note Purchase Agreement are qualified in their entirety by reference to the Indenture and the Note Purchase Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Exchange Agreement

On the Effective Date, the Company entered into an exchange agreement with Mellon Investor Services LLC, as the exchange agent, in order to effect the exchange of the Company’s 9.75% Senior Unsecured Notes due 2014, Senior Floating Notes due 2013 and 8.75% Senior Notes due 2010 and existing common stock of the Company into shares of the Company’s new common stock that were issued on the Effective Date. A copy of the Exchange Agreement is filed as Exhibit 10.3 hereto.

2009 Long-Term Incentive Plan

On the Effective Date, the Board of Directors adopted the Energy Partners, Ltd. 2009 Long Term Incentive Plan (the “2009 LTIP”). The purpose of the 2009 LTIP is to provide a means to enhance the Company’s profitable growth by attracting and retaining employees, directors, and consultants through affording such individuals a means to acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company’s common stock. All employees, directors and consultants providing services to the Company or its subsidiaries are potentially eligible to participate in the 2009 LTIP. The Company intends to achieve the 2009 LTIP’s purpose by primarily providing grants of (i) incentive stock options qualified as such under U.S. federal income tax laws, (ii) stock options that do not qualify as incentive stock options, (iii) restricted stock awards, (iv) restricted stock units, (v) stock appreciation rights, (vi) bonus stock and awards in lieu of Company obligations, (vii) dividend equivalents in connection with other awards, (viii) deferred shares, (ix) performance units or shares, or (x) any combination of such awards (collectively referred to as “Awards”).

Administration

The Company’s Board of Directors has appointed a committee, which will consist at all times of two or more directors who qualify as “outside directors” with the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (unless determined otherwise by the Board of Directors) (the “Committee”) to administer the 2009 LTIP pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board of Directors chooses to administer the 2009 LTIP. Unless otherwise limited by the 2009 LTIP, Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any provisions of the Code, the Committee has broad discretion to administer the 2009 LTIP, interpret its provisions, and adopt policies for implementing the 2009 LTIP, including the power to determine when and to whom Awards will be granted, determine the amount of such Awards (measured in cash, shares of common stock or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the 2009 LTIP, terminate, modify or amend the 2009 LTIP (subject to ratification by the Board of Directors), and to execute all other responsibilities permitted or required under the 2009 LTIP.

Stock Subject to the 2009 LTIP

The maximum aggregate number of shares of the Company’s common stock that may be issued pursuant to any and all Awards under the 2009 LTIP shall not exceed 1,237,000 shares, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of Awards, as provided under the 2009 LTIP.

Changes to the Company’s Capital Structure or a Change in Control

If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the Committee as to the number and price of shares subject to an Award. Upon a change in control, the Committee may, in its discretion, provide in an Award agreement that (i) all outstanding stock appreciation rights and options shall immediately become fully vested and exercisable in full; (ii) the restriction period of any restricted or deferred Award shall immediately be accelerated and the restrictions shall expire; and (iii) the performance goals established under any performance Award will be deemed to have been met, at levels as determined by the Committee, for all performance periods and the holder will be paid a pro rata portion of all associated performance goals based on the level deemed met. In addition, the Committee has the discretion to make such adjustments to outstanding Awards as the Committee deems appropriate to reflect any change in control.

Amendment

Without stockholder or participant approval, the Board of Directors may amend, alter, suspend, discontinue or terminate the 2009 LTIP or the Committee’s authority to grant Awards under the 2009 LTIP, except that any amendment or alteration of the 2009 LTIP, including any increase in any share limitation, shall be subject to the approval of the stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted. The Board of Directors may otherwise, in its discretion, determine to submit other such changes to the 2009 LTIP to stockholders for approval.

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to the Plan, on the Effective Date, the following material agreements were terminated:

Stock Option Plans

All outstanding stock option or other equity awards either became fully vested and were deemed exercised or were cancelled and no distribution will be made on account thereof. All existing stock and incentive compensation plans of the Company were deemed cancelled under the Plan.

Senior Notes

The Company’s (i) 8.75% unsecured notes due in 2010, (ii) 9.75% senior unsecured notes due 2014 and (iii) senior floating notes due 2013 (collectively, the “Senior Notes”), and the related two indentures were deemed cancelled as of the Effective Date. Each holder of Senior Notes received, in exchange for its total claim (including principal and interest), its pro rata portion of 95% of the reorganized EPL common stock to be issued pursuant to the Plan, subject to dilution by the issuance of shares of common stock upon the exercise of options, or otherwise, pursuant to the Company’s 2009 LTIP.

Subsidiary Guarantees

All subsidiary guarantees for the Senior Notes provided by certain of the Company’s subsidiaries were terminated and discharged as of the Effective Date.

Change of Control Severance Agreements

Change of Control Severance Agreements between the Company and each of Stephen P. Longon and John H. Peper were terminated and the Company’s obligations thereunder were discharged.

Item 1.03	Bankruptcy or Receivership.

The information in Item 1.01 of this Current Report on Form 8-K under the heading “Bankruptcy” is incorporated by reference herein.

Issuance of New Common Stock

On the Effective Date, each holder of the Company’s Senior Notes received, in exchange for its total claim (including principal and interest), its pro rata portion of 95% of the Company’s common stock to be issued pursuant to the Plan, subject to dilution by the issuance of shares of common stock upon the exercise of options, or otherwise, pursuant to the Company’s 2009 LTIP.

On the Effective Date, each holder of the Company’s common stock prior to the Effective Date received, in full satisfaction of and in exchange for its common stock interests its pro rata portion of 5% of the common stock that was issued pursuant to the Plan, subject to dilution by the issuance of shares of common stock upon the exercise of options, or otherwise, pursuant to the Company’s 2009 LTIP.

Current Equity Capitalization

As of the Effective Date, the Company’s equity capitalization consists solely of (i) 38 million shares of common stock issued to the holders of Senior Notes and (ii) 2 million shares of common stock issued to the holders of equity interests in the Company immediately prior to the Effective Date. The Company has reserved up to 1,237,000 shares, constituting 3% of its common stock on a fully diluted basis, for issuance of (i) restricted shares and (ii) shares for the exercise of options, in each case issued pursuant to the 2009 LTIP.

Item 2.03	Creation of a Direct Financial Obligation

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Plan and the Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”), on the Effective Date, the reorganized Company issued (i) 38 million shares of new common stock to the holders of Senior Notes and (ii) 2 million shares of new common stock to the holders of existing common stock interests. The common stock issued pursuant to the Plan was issued pursuant to Section 1145 of the Bankruptcy Code, which exempts the issuance of securities from the registration requirements of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Change in Control of Registrant

The information included in Item 1.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

Press Release

On September 21, 2009, the Company filed a press release announcing its emergence from bankruptcy, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Credit Agreement by and among Energy Partners, Ltd., as Borrower, General Electric Capital Corporation, as Administrative Agent, and certain financial institutions, as Lenders dated September 21, 2009

10.2*	Indenture by and among Energy Partners, Ltd., as Issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A. as Trustee dated September 21, 2009

10.3*	Note Purchase Agreement by and among Energy Partners, Ltd., the Guarantors named therein and the purchasers named therein dated September 21, 2009

10.4*	Exchange Agreement between Energy Partners, Ltd. and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), as Agent dated September 15, 2009

10.5*	Form of 2009 Long Term Incentive Plan Option Award Agreement

10.6*	Form of 2009 Long Term Incentive Plan Restricted Stock Agreement

99.1*	Press Release dated September 21, 2009

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2009

ENERGY PARTNERS, LTD.

By:	/s/ John H. Peper
John H. Peper
Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Credit Agreement by and among Energy Partners, Ltd., as Borrower, General Electric Capital Corporation, as Administrative Agent, and certain financial institutions, as Lenders dated September 21, 2009

10.2*	Indenture by and among Energy Partners, Ltd., as Issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A. as Trustee dated September 21, 2009

10.3*	Note Purchase Agreement by and among Energy Partners, Ltd., the Guarantors named therein and the purchasers named therein dated September 21, 2009

10.4*	Exchange Agreement between Energy Partners, Ltd. and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), as Agent dated September 15, 2009

10.5*	Form of 2009 Long Term Incentive Plan Option Award Agreement

10.6*	Form of 2009 Long Term Incentive Plan Restricted Stock Agreement

99.1*	Press Release dated September 21, 2009

*	Furnished herewith